Exhibit 99.1

Apex Silver Reports 2007 Year-End Results

DENVER—(BUSINESS WIRE)—February 29, 2008— Apex Silver Mines Limited (AMEX: SIL) today reported net income of $11.6 million or $0.20 per share for the year ended December 31, 2007, compared to a net loss of $513.5 million or $9.09 per share for the same 2006 period.  The company also reported a loss from operations of $37.9 million for the year ended December 31, 2007, compared to a loss of $744.6 million for the same 2006 period.

For the year ended December 31, 2007, the company recorded a gain related to its metals derivative positions in the amount of $19.3 million, compared to a loss of $715.1 million on its derivative positions for 2006. The gains and losses are primarily the result of marking-to-market its open derivative positions as spot and forward prices for silver, zinc and lead fluctuate and maturity dates draw closer.  Also during 2007, the company began to settle the derivative positions required by the San Cristobal project finance facility by making cash payments of $48.3 million. The actual financial impact of the remaining derivative positions will not be known until the positions are closed on their future settlement dates. At December 31, 2007, the net liability associated with the derivative positions was $741 million.

During the fourth quarter 2007 the company liquidated auction rate securities (ARS) investments with a cost basis of $19.5 million for $15.7 million for a loss of $3.8 million, and for the year the company recorded a $30.7 million impairment charge to earnings on the remaining ARS investments it held with an original cost of $52.2 million resulting in a carrying value of $21.5 million at December 31, 2007.  The company does not anticipate liquidating the remaining ARS investments during the next twelve months and has classified them as long-term investments at December 31, 2007.

At December 31, 2007 the company’s aggregate cash, restricted cash, short and long-term investments and restricted investments totaled $220.7 million compared to an aggregate of $514.9 million in cash, restricted cash, short- and long-term investments and restricted investments at December 31, 2006.  At December 31, 2007, the company’s aggregate unrestricted cash and investments (excluding ARS investments) totaled $95.9 million.  The decrease in our aggregate balance of cash, restricted cash, short and long-term investments and restricted investments at December 31, 2007, compared to the prior year, is primarily the result of $148.9 million invested in property, plant and equipment related to the development of the San Cristobal mine; $166.0 million used to fund operations, property holding costs and administrative costs, net of interest and other income; and $57.9 million to settle maturing derivative positions and to purchase additional derivative positions.  In addition, the value of the company’s investments was reduced by a $34.5 million impairment to the carrying value of its ARS investments.  The decrease in cash and investment balances was partially offset by $80.4 million advanced by Sumitomo as its share of San Cristobal funding and $45.0 million of borrowings against the San Cristobal project finance facility.

Earnings Calls Commencing with First Quarter Earnings

The company will be scheduling a conference call following the first quarter earning release.  An announcement and call in instructions will be provided in advance of the call.

Apex Silver is a mining, exploration and development company. The Ordinary shares of Apex Silver trade on the American Stock Exchange under the symbol “SIL.”

This press release contains forward-looking statements regarding the company, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the net liability associated with the company’s metals derivatives positions and the anticipation that its remaining auction rate security investments will not be liquidated during the next twelve months. Actual results relating to any and all of these subjects may differ materially from those presented. Factors that could cause results to differ materially include fluctuations in silver, zinc and lead prices and resulting changes in net liabilities associated with and settlements of metals derivative positions and changes in its plan regarding the liquidation of auction rate security investments. The company assumes no obligation to update this information. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements can be found in the company’s Form 10-K filed with the SEC for the year ended December 31, 2007.

CONTACT: Apex Silver Mines Corporation

Jerry W. Danni, 303-228-0336

Sr. Vice President Corporate Affairs

SOURCE: Apex Silver Mines Corporation

APEX SILVER MINES LIMITED

Summary Financial Information

	The years ended December 31,
	2007	2006	2005
	(in thousands except per share data)
Revenues:
Sales of concentrates, net	$45,932	$—	$—
Costs and expenses:
Costs applicable to sales	(42,941)	—	—
Production startup income/(expense), net	(13,483)	—	—
Exploration	(15,357)	(8,316)	(5,235)
Administrative	(21,857)	(21,247)	(17,860)
Gain (loss) - commodity derivatives	19,290	(715,120)	(151,515)
Gain (loss) - foreign exchange and currency derivatives	7,724	885	(678)
Asset retirement accretion expense	(600)	(406)	—
Other expense	(2,435)	—	—
Amortization and depreciation.	(14,179)	(403)	(210)
Total operating expenses	(83,838)	(744,607)	(175,498)
Loss from operations	(37,906)	(744,607)	(175,498)

Other income and expenses:
Interest and other income	21,990	19,678	14,295
Royalty income	1,319	1,619	—
Gain on sale of interest in subsidiaries	—	199,600	—
Gain on extinguishment of debt	—	2,875	6,765
Loss on auction rate securities	(34,537)	—	—
Interest expense and other borrowing costs (net of $30.6, $26.1 and $6.9 million capitalized during 2007, 2006 and 2005, respectively)	(23,845)	(774)	(7,335)
Total other income and expenses	(35,073)	222,998	13,725
Loss before minority interest and income taxes	(72,979)	(521,609)	(161,773)
Income tax expense	(2,864)	(749)	(379)
Minority interest in loss of consolidated subsidiary	87,399	8,813	16
Net income (loss)	$11,556	$(513,545)	$(162,136)
Other comprehensive income (loss):
Unrealized loss on securities	(86)	(24)	(311)
Reclassification for loss on securities included in net income	—	243	—
Comprehensive income (loss)	$11,470	$(513,326)	$(162,447)
Net income (loss) per Ordinary Share - basic	$0.20	$(9.09)	$(3.34)
Net income (loss) per Ordinary Share - diluted	$0.20	$(9.09)	$(3.34)
Weighted average Ordinary Shares outstanding - basic	58,714,935	56,498,416	48,615,586
Weighted average Ordinary Shares outstanding - diluted	59,070,546	56,498,416	48,615,586

SUMMARY BALANCE SHEET DATA

	December 31,	December 31,
	2007	2006
	(in thousands except share data)
Assets
Current assets
Cash and cash equivalents	$40,736	$49,840
Restricted cash	12,313	31,942
Investments	52,243	325,536
Restricted investments	—	65,343
Inventories	44,211	6,332
Prepaid expenses and other assets	19,305	9,984
Current assets	168,808	488,977
Property, plant and equipment (net)	841,981	641,758
Ore stockpile inventories	76,914	21,341
Deferred financing costs	15,990	19,485
Value added tax recoverable	95,327	54,158
Restricted Cash	91,000	—
Investments	24,407	42,255
Derivatives at fair value	8,475	—
Other	2,009	2,122
Total assets	$1,324,911	$1,270,096

Liabilities and Shareholders’ Equity (Deficit)

Current liabilities
Accounts payable and accrued liabilities	$55,957	$47,979
Accrued interest payable	4,982	3,405
Derivatives at fair value	266,820	39,080
Current portion of long term debt	41,155	4,408
Current liabilities	368,914	94,872
Long term debt	546,981	492,195
Derivatives at fair value	482,683	779,118
Deferred gain on sale of asset	945	1,400
Other long term liabilities	2,508	—
Asset retirement obligation	6,981	5,761
Total liabilities	1,409,012	1,373,346
Minority interest in subsidiaries	—	40
Commitments and contingencies
Shareholders’ equity (deficit)
Ordinary Shares, $.01 par value, 175,000,000 shares authorized; 58,909,625 and 58,577,700 shares issued and outstanding, respectively	589	586
Additional paid in capital	677,203	669,487
Accumulated deficit during development stage	(761,783)	(773,339)
Accumulated other comprehensive loss	(110)	(24)
Total shareholders’ equity (deficit)	(84,101)	(103,290)
Total liabilities and shareholders’ equity (deficit)	$1,324,911	$1,270,096